Exhibit 99.1

NATIONAL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Financial Information
(in thousands)

National Healthcare Properties, Inc. (including, as by context, National Healthcare Properties Operating Partnership, L.P. (the “OP”) and its subsidiaries, the “Company”) completed the acquisition of 24 senior housing operating properties (“SHOP”) during the period from January 1, 2026 through September 30, 2026. The Company expects to close the acquisitions of eight additional SHOP during the fourth quarter of 2026, and the Company considers these acquisitions to be probable. Each of the completed and probable acquisitions, (collectively, the “Acquisitions”) was individually insignificant; however, the aggregate impact of the Acquisitions exceeded the significance threshold under Regulation S-X of the Securities and Exchange Commission (the “SEC”).

On July 15, 2026, certain subsidiaries of the Company entered into a purchase and sale agreement, as amended from time to time (the “PSA”) with an unaffiliated third party to sell the Company’s portfolio of 40 outpatient medical facilities (the “OMF Portfolio”) for approximately $531.4 million before transaction expenses, property operating prorations and capital expenditure and other adjustments (the transactions contemplated thereunder, the “Disposition”). The PSA contains customary representations and warranties made by the parties thereto, customary covenants and agreements and customary post-closing obligations of the purchaser. The Disposition is expected to close in the fourth quarter of 2026, subject to customary closing conditions as specified in the PSA.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2026 and for the year ended December 31, 2025 has been derived from (1) the historical audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026; (2) the historical unaudited condensed consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on November 5, 2026; and (3) certain historical unaudited financial information, including revenue and expense information, from the Company’s accounting books and records with respect to the Disposition and from supporting documentation related to the Acquisitions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2026 gives effect to the probable SHOP acquisitions and the Disposition subsequent to September 30, 2026 as if each had occurred on September 30, 2026. The SHOP acquisitions completed on or before September 30, 2026 are already reflected in the Company’s historical condensed consolidated balance sheet as of that date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and for the year ended December 31, 2025 give effect to the Acquisitions and the Disposition as if each had occurred on January 1, 2025.

The following table summarizes the Acquisitions reflected in the accompanying unaudited pro forma condensed combined financial information (dollars in thousands):

Acquisitions	Number of properties	Acquisition date	Purchase price
Midwest Portfolio	2	June 30, 2026	$99,098
Addington Place of Cape Coral	1	July 1, 2026	35,160
Discovery Portfolio	13	July 6, 2026	65,377
Addington Place of Canfield	1	July 15, 2026	26,740
River Glen of St. Charles	1	July 15, 2026	40,605
Addington Place of Spirit Lake	1	July 30, 2026	16,006
Central IL Portfolio	3	August 14, 2026	30,698
Sonata Portfolio	2	August 31, 2026	90,306
Crestview Senior Living	1	October 30, 2026	25,755
Inspired Portfolio	5	Estimated Q4 2026	148,670
Maine Portfolio	2	Estimated Q4 2026	49,995
Total purchase price			$628,410

The unaudited pro forma adjustments are based on available information and assumptions that the Company considers reasonable and supportable. The unaudited pro forma condensed combined financial information is prepared for informational purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Acquisitions and the Disposition been completed as of the dates indicated, nor does it purport to represent the Company’s future financial position or results of operations. Because the unaudited pro forma condensed combined financial information has been prepared based on these assumptions, the final amounts recorded to reflect the accounting for the Acquisitions and the Disposition may differ materially from the information presented herein.

NATIONAL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2026
(In thousands)

	Company (Historical) Note (2.A)	Pro forma Acquisitions Note(2.B)	Pro forma Disposition Note (2.C)	Company pro forma
ASSETS
Real estate investments, at cost:
Land	$168,716	$11,899	$(31,719)	$148,896
Buildings, fixtures and improvements	1,893,128	192,708	(435,424)	1,650,412
Acquired intangible lease assets	235,245	19,813	(75,514)	179,544
Construction in progress	4,889	—	(2,298)	2,591
Total real estate investments, at cost	2,301,978	224,420	(544,955)	1,981,443
Less: accumulated depreciation and amortization	(627,462)	—	189,888	(437,574)
Total real estate investments, net	1,674,516	224,420	(355,067)	1,543,869
Cash and cash equivalents	125,069	(224,420)	507,938	408,587
Restricted cash	18,966	—	—	18,966
Derivative assets, at fair value	9,936	—	—	9,936
Straight-line rent receivable, net	18,048	—	—	18,048
Operating lease right-of-use assets	13,941	—	(4,286)	9,655
Prepaid expenses and other assets, net	25,798	—	—	25,798
Accounts receivable, net	9,702	—	—	9,702
Deferred costs, net	18,839	—	(8,570)	10,269
Total assets	$1,914,815	$—	$140,015	$2,054,830
LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable, net	$249,581	$—	$—	$249,581
Revolving credit facility	305,000	—	—	305,000
Term loan, net	296,661	—	—	296,661
Market lease intangible liabilities, net	4,002	—	(2,828)	1,174
Accounts payable and accrued expenses	121,053	—	(4,259)	116,794
Operating lease liabilities	8,205	—	(4,406)	3,799
Deferred rent	7,898	—	—	7,898
Distributions payable	1,340	—	—	1,340
Total liabilities	993,740	—	(11,493)	982,247
Commitments and Contingencies
Equity
7.375% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, — authorized as of September 30, 2026; — issued and outstanding as of September 30, 2026	—	—	—	—
7.125% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, 2,900 authorized as of September 30, 2026; 2,850 issued and outstanding as of September 30, 2026	—	—	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 28,638 shares issued and outstanding as of September 30, 2026	1,132	—	—	1,132
Class A common stock, $0.01 par value, 100,000 authorized as of September 30, 2026; 44,275 issued and outstanding as of September 30, 2026	443	—	—	443
Additional paid-in capital	2,849,755	—	—	2,849,755
Accumulated other comprehensive income (loss)	8,420	—	—	8,420
Distributions in excess of accumulated earnings	(1,941,567)	—	151,508	(1,790,059)
Total stockholders' equity	918,183	—	151,508	1,069,691
Non-controlling interests	2,892	—	—	2,892
Total equity	921,075	—	151,508	1,072,583
Total liabilities and equity	$1,914,815	$—	$140,015	$2,054,830

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NATIONAL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2026
(In thousands, except per share data)

	Company (Historical) Note (3.A)	Pro forma Acquisitions Note (3.B)	Pro forma Disposition Note (3.C)	Transaction accounting adjustments	Notes	Company pro forma
Revenue from tenants	$276,877	$103,402	$(38,553)	$63	(3.D)	$341,789

Operating expenses:
Property operating and maintenance	176,613	78,535	(9,701)	—		245,447
Impairment charges	10,654	—	—	—		10,654
Acquisition and transaction related	1,058	—	(8)	—		1,050
General and administrative	19,877	—	(14)	—		19,863
Depreciation and amortization	59,966	—	(11,894)	9,159	(3.E)	57,231
Total expenses	268,168	78,535	(21,617)	9,159		334,245
Operating income (loss) before gain on sale of real estate investments	8,709	24,867	(16,936)	(9,096)		7,544
Gain on sale of real estate investments	38,296	—	—	—		38,296
Operating income (loss)	47,005	24,867	(16,936)	(9,096)		45,840
Other income (expense):
Interest expense	(39,553)	—	(9)	—		(39,562)
Interest and other income, net	3,497	—	—	—		3,497
(Loss) gain on extinguishment of debt	(427)	—	—	—		(427)
Gain (loss) on non-designated derivatives	78	—	—	—		78
Total other expenses, net	(36,405)	—	(9)	—		(36,414)
Income (loss) before income taxes	10,600	24,867	(16,945)	(9,096)		9,426
Income tax expense	(27)		—	—		(27)
Net income (loss)	10,573	24,867	(16,945)	(9,096)		9,399
Net income attributable to non-controlling interests	(59)	—	—	—		(59)
Allocation for preferred stock	(8,480)	—	—	—		(8,480)
Net income (loss) attributable to common stockholders	2,034	24,867	(16,945)	(9,096)		860

Other comprehensive income (loss):
Unrealized income (loss) on designated derivatives	2,816	—	—	—		2,816
Comprehensive income (loss) attributable to common stockholders	$4,850	$24,867	$(16,945)	$(9,096)		$3,676

Denominator for basic net income (loss) attributable to common stockholders per share — weighted-average shares	54,347					54,347
Denominator for diluted net income (loss) attributable to common stockholders per share — weighted-average shares	54,754					54,754
Net Income (loss) attributable to common stockholders per common share – Basic	$0.04					$0.02
Net Income (loss) attributable to common stockholders per common share – Diluted	$0.04					$0.02

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NATIONAL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(In thousands, except per share data)

	Company (Historical) Note (3.A)	Pro forma Acquisitions Note (3.B)	Pro forma Disposition Note (3.C)	Notes	Transaction accounting adjustments	Notes	Company pro forma
Revenue from tenants	$342,279	$155,637	$(50,168)		$108	(3.D)	$447,856

Operating expenses:
Property operating and maintenance	218,898	115,732	(12,562)		—		322,068
Impairment charges	44,914	—	—		—		44,914
Acquisition and transaction related	516	—	—		—		516
General and administrative	24,190	—	—		—		24,190
Depreciation and amortization	78,261	—	(16,143)		59,921	(3.E)	122,039
Total expenses	366,779	115,732	(28,705)		59,921		513,727
Operating income (loss) before gain on sale of real estate investments	(24,500)	39,905	(21,463)		(59,813)		(65,871)
Gain on sale of real estate investments	27,800	—	151,508	(3.F)	—		179,308
Operating income (loss)	3,300	39,905	130,045		(59,813)		113,437
Other income (expense):
Interest expense	(61,281)	—	71		—		(61,210)
Interest and other income, net	272	—	—		—		272
(Loss) gain on extinguishment of debt	257	—	—		—		257
Gain (loss) on non-designated derivatives	(72)	—	—		—		(72)
Total other expenses, net	(60,824)	—	71		—		(60,753)
Income (loss) before income taxes	(57,524)	39,905	130,116		(59,813)		52,684
Income tax expense	(161)	—	—		—		(161)
Net income (loss)	(57,685)	39,905	130,116		(59,813)		52,523
Net income attributable to non-controlling interests	64	—	—		—		64
Allocation for preferred stock	(13,446)	—	—		—		(13,446)
Net income (loss) attributable to common stockholders	(71,067)	39,905	130,116		(59,813)		39,141

Other comprehensive income (loss):
Unrealized income (loss) on designated derivatives	(11,036)	—	—		—		(11,036)
Comprehensive income (loss) attributable to common stockholders	$(82,103)	$39,905	$130,116		$(59,813)		$28,105

Denominator for basic net income (loss) attributable to common stockholders per share — weighted-average shares	28,304						28,304
Denominator for diluted net income (loss) attributable to common stockholders per share — weighted-average shares	28,554						28,554
Net income (loss) attributable to common stockholders per common share – Basic	$(2.51)						$1.38
Net income (loss) attributable to common stockholders per common share – Diluted	$(2.51)						$1.37

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NATIONAL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Note 1. Basis of Presentation

The pro forma financial information is meant to illustrate the pro forma condensed combined balance sheet and the pro forma condensed combined statements of operations of the Company, following the completion of the Acquisitions and the Disposition. The historical financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America and presented in U.S. dollars.

The pro forma financial information includes adjustments to reflect the accounting for the Acquisitions as asset acquisitions in accordance with Accounting Standards Codification (“ASC”) Subtopic 805-50, Business Combinations – Related Issues (“ASC 805”).

The pro forma financial information also includes adjustments to reflect the accounting for the Disposition, including recognition of the estimated gain on sale.

Note 2. Adjustments to Pro Forma Balance Sheet

(2.A) Reflects the historical assets, liabilities and stockholders’ equity of the Company as filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

(2.B) Represents the accounting of the probable acquisitions of Crestview Senior Living, the Inspired Portfolio and the Maine Portfolio as asset acquisitions under ASC 805. The probable acquisitions are assumed to be funded with cash on hand and proceeds from the Disposition. These pro forma adjustments reflect the aggregated cash purchase price of $224.4 million, inclusive of $2.2 million of estimated transaction costs, and the estimated allocation of the purchase price based on relative fair value to the acquired assets as follows (dollars in thousands):

Account	Crestview Senior Living	Inspired Portfolio	Maine Portfolio	Total probable acquisitions
Land	$1,313	$8,088	$2,498	$11,899
Buildings, fixtures and improvements	20,474	134,109	38,125	192,708
Acquired intangible lease assets	3,968	6,473	9,372	19,813
Total consideration transferred	$25,755	$148,670	$49,995	$224,420

(2.C) Represents the removal of the net assets of the probable Disposition and the recognition of the gain on sale. The pro forma adjustment to cash is calculated as follows (dollars in thousands):

Net cash consideration	Amount
Estimated gross proceeds from the Disposition	$531,438
Seller capital expenditure credits	(20,000)
Estimated closing costs	(3,500)
Pro forma adjustment to Cash and cash equivalents	$507,938

The difference between the net cash consideration of $507.9 million and the net book value of the disposal group of $356.4 million results in an estimated gain on sale of the OMF Portfolio of $151.5 million, which is reflected within the pro forma statement of operations for the year ended December 31, 2025.

The Company expects to use the proceeds from the Disposition to fund future acquisitions and for general corporate purposes.

Note 3. Adjustments to Pro Forma Statements of Operations

(3.A) Reflects the consolidated results of operations of the Company as filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(3.B) Represents the unaudited pro forma historical revenue and certain operating expense information by property derived from the seller’s accounting books and records.

The unaudited pro forma historical revenue and certain operating expense information for the nine months ended September 30, 2026 are comprised of the following (dollars in thousands):

	Nine months ended September 30, 2026
Acquisitions	Revenues	Total Expenses
Midwest Portfolio	$9,693	$6,422
Addington Place of Cape Coral	4,046	3,235
Addington Place of Canfield	3,529	2,720
Discovery Portfolio	18,159	15,406
River Glen of St. Charles	5,260	3,557
Addington Place of Spirit Lake	2,750	2,173
Central IL Portfolio	7,878	6,461
Sonata Portfolio	10,685	6,192
Inspired Portfolio	25,787	18,870
Crestview Senior Living	5,331	3,640
Maine Portfolio	10,284	9,859
Total pro forma revenues and expenses	$103,402	$78,535

The unaudited pro forma historical revenue and certain operating expense information for the year ended December 31, 2025 are comprised of the following (dollars in thousands):

	Year ended December 31, 2025
Acquisitions	Revenues	Total Expenses
Midwest Portfolio	$18,006	$11,915
Addington Place of Cape Coral	8,267	6,383
Addington Place of Canfield	6,898	4,779
Discovery Portfolio	34,253	29,617
River Glen of St. Charles	9,006	6,465
Addington Place of Spirit Lake	4,615	3,775
Central IL Portfolio	9,924	7,438
Sonata Portfolio	15,094	9,031
Inspired Portfolio	32,175	23,642
Crestview Senior Living	5,070	3,323
Maine Portfolio	12,329	9,364
Total pro forma revenues and expenses	$155,637	$115,732

(3.C) Represents the removal of the historical revenues and income of the Disposition for the nine months ended September 30, 2026 and for the year ended December 31, 2025.

(3.D) Reflects increase in rental revenues for straight line rent amounts and amortization of acquired below-market leases resulting from purchase accounting under ASC 805 and ASC Topic 842, Leases.

(3.E) Represents the depreciation and amortization expense adjustments for the nine months ended September 30, 2026 and the year ended December 31, 2025 (dollars in thousands):

Acquired real estate investments	Useful lives (years)	Nine months ended September 30, 2026	Year ended December 31, 2025
Site improvements	15	$846	$1,436
Furniture, fixtures and equipment	15	1,154	1,941
In-place leases	1	—	44,466
Building	40	7,159	12,078
Total pro forma depreciation and amortization		$9,159	$59,921

(3.F) Reflects the recognition of the gain on sale of $151.5 million as a result of the Disposition as calculated in Note 2.C, which is non-recurring in nature.